VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of   ______, 2012, by and between Universal Entertainment Group Limited, a company incorporated under the law of the British Virgin Islands, with its registered office at P.O. Box 3321, Drake Chambers, Road Town, Tortola, BVI (“Digital HKCo’s Shareholder”), and Wizzard Software Corporation, a Colorado corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Share Exchange Agreement (as defined below).

RECITALS

WHEREAS, the execution and delivery of this Agreement by Digital HKCo’s Shareholder is a material inducement to the willingness of the Company to enter into that certain Share Exchange Agreement dated as of April 5, 2012, by and between Digital HKCo’s Shareholder; the Company; Digital Entertainment International Ltd.; Beijing Dingtai Guanqun Culture Co., Ltd.; Beijing FAB Culture Co., Ltd.; and Beijing FAB Digital Entertainment Products Co., Ltd. (the “Share Exchange Agreement”);

WHEREAS, in partial consideration for the purchase of the Digital HKco Shares under the Share Exchange Agreement, the Company shall issue at Closing (as defined in Section 2.2 of the Share Exchange Agreement) such number of shares of the Company’s common stock, par value one mill ($0.001) per share, as constitutes forty-nine percent (49%) of the Company’s issued and outstanding common stock on a fully diluted basis immediately following the Closing after issuance of such shares (the “Initial Company Shares,” as defined in Section 2.3(a) of the Share Exchange Agreement), and shall also be known as the “Shares”;

WHEREAS, in partial consideration for the purchase of the Digital HKCo Shares under the Share Exchange Agreement, the Company shall also issue to Digital HKCo’s Shareholder shares of convertible preferred stock of the Company at the Closing, which shall be convertible into up to an additional shares of the Company’s common stock and bring Digital HKCo’s Shareholder’s equity position in the Company to 78%  on a fully diluted basis as of the date of the Closing,  upon the achievement of certain milestones in accordance with the Certificate of Designation of such convertible preferred stock (the “Certificate of Designation”) in the form attached as Exhibit B to the Share Exchange Agreement (the “Convertible Preferred Shares”, as defined in Section 2.3(b) of the Share Exchange Agreement) (for purposes of this Agreement, the shares of common stock issuable upon conversion of the Convertible Preferred Shares  shall be defined as the “Conversion Shares”) ;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Share Exchange Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Except pursuant to the terms of this Agreement, until the Expiration Time as defined in Section 1(b) below, that is applicable to its Shares, Digital HKCo’s Shareholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares.

(b) Digital HKCo’s Shareholder hereby grants to the Board of Directors of the Company the right to vote its Shares in accordance with Section 2 hereof and the Irrevocable Proxy that is attached as Exhibit A hereto.  Such provisions shall govern the voting of the Shares for a period of eight (8) consecutive and complete reporting quarters of the Company after the Closing of the Share Exchange Agreement, provided, however, that:

(i)  If  Digital HKco and the VIE Companies successfully complete all of the Corporate Governance Objectives for  two (2) consecutive and complete reporting quarters after the Closing, the Board of Directors of the Company will release  the voting rights of 50% of the Shares held by

Digital HKCo’s Shareholder at such time and re-assign such voting rights back to Digital HKCo’s Shareholder.

(ii)  Upon successful completion of all of the Corporate Governance Objectives for six (6) consecutive and complete reporting quarters after the Closing of the Share Exchange Agreement, the Board of Directors will release the voting rights to another 25% of the Shares held by Digital HKCo’s Shareholder at such time and re-assign such voting rights back to Digital HKCo’s Shareholder;.

(iii)  Upon the successful completion of all of the Corporate Governance Objectives for eight (8) consecutive and complete reporting quarters after the Closing of the Share Exchange Agreement, the Board of Directors will release the voting rights to the remaining Shares held by Digital HKCo’s Shareholder at such time and re-assign such voting rights back to Digital HKCo’s Shareholder.

With respect to any Share, the earliest applicable release date pursuant to this Section 1(b) shall be referred to herein as the “Expiration Time.”  The Expiration Time referred to in Section 1(b)(iii) hereof (or to the extent the conditions described in Section 1(b)(i) through (iii) are not satisfied with respect to any Shares, the end of eight (8) consecutive and complete reporting quarters after the Closing of the Share Exchange Agreement) shall be referred to herein as the “Final Expiration Time.”  The release of Shares from the terms of this Agreement shall not have any effect on their status as “Lock-up Shares” within the meaning of the Lock-up Agreement (the “Lock-up Agreement”) executed by the parties contemporaneously herewith.

(c)  Except as otherwise provided herein, Digital HKCo’s Shareholder shall not, in its capacity as a stockholder of the Company, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect in any material respect or be reasonably expected to have the effect of impairing the ability of Digital HKCo’s Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

(d) Any shares of the Company’s common or other securities of the Company with respect to which Digital HKCo’s Shareholder acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Final Expiration Time, by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction (the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Initial Company Shares.

2. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Digital HKCo’s Shareholder shall deliver to the Company a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which Proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time applicable to any given Share, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company covering the total number of Shares in respect of which Digital HKCo’s Shareholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement, (i) Digital HKCo’s Shareholder hereby revokes any and all prior proxies (other than the Proxy) given by Digital HKCo’s Shareholder with respect to the Shares, and (ii) Digital HKCo’s Shareholder shall not grant any subsequent proxies with respect to such Shares, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of this Agreement, until after the Expiration Time applicable to such Shares.   Until such applicable Expiration Time, Digital HKCo’s Shareholder agrees that the subject Shares shall be voted only in accordance with the Proxy.

3. Representations, Warranties and Covenants of Digital HKCo’s Shareholder. Digital HKCo’s Shareholder hereby represents, warrants and covenants to the Company as follows:

(a) With the exception of the lien created under the Lock-up Agreement, all Shares are and will be at all times up until the applicable Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Digital HKCo’s Shareholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of the parties to this Agreement.

(b) If Digital HKCo’s Shareholder is a corporation, limited partnership or limited liability company, Digital HKCo’s Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

(c) Digital HKCo’s Shareholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Digital HKCo’s Shareholder and the consummation by Digital HKCo’s Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Digital HKCo’s Shareholder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of Digital HKCo’s Shareholder are necessary to authorize the execution and delivery by Digital HKCo’s Shareholder of this Agreement and the consummation by Digital HKCo’s Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Digital HKCo’s Shareholder and constitutes a valid and binding obligation of Digital HKCo’s Shareholder, enforceable against Digital HKCo’s Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(d) The execution and delivery of this Agreement does not, and the performance by Digital HKCo’s Shareholder of its agreements and obligations hereunder will not conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Digital HKCo’s Shareholder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which Digital HKCo’s Shareholder is a party or by which Digital HKCo’s Shareholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Share Exchange Agreement and this Agreement or otherwise prevent or delay Digital HKCo’s Shareholder from performing its obligations under this Agreement.

(e) Digital HKCo’s Shareholder agrees that it will not in its capacity as a stockholder of the Company bring, commence, institute, maintain, prosecute or voluntary aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which challenges the validity or seeks to enjoin the operation of any provision of this Agreement (provided that nothing herein shall limit Digital HKCo’s Shareholder’s rights to enforce the terms of this Agreement).

4.  Miscellaneous.

(a) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iii) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 5), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Wizzard Software Corporation

5001 Baum Blvd.

Suite 770

Pittsburgh, PA  15213

Attention: John Busshaus

Telephone No.: (412) 621-0902

Facsimile No.: (412) 621-2625

with copies (which copies shall not constitute notice to the Company) to:

Branden T. Burningham, Esq.

Burningham & Burningham

455 East 500 South

Suite 205

Salt Lake City, UT  84111

Tel. No.: (801) 363-7411

Fax No.: (801) 355-7126

If to the Digital HKCo’s Shareholder:

Address: 21 Fl., Wan-Shang Building

Shijingshan District, Beijing, China

Attn:  Bob (Zhong Bing-Bin)

Telephone: 100186-135-8190-0771

Fax: 01186-1066032873

or to such other address for either party as such party may specify by notice given to the other party in accordance with this Section 5.

 (b) Interpretation. When a reference is made in this Agreement to paragraphs or exhibits, such reference shall be to a paragraph of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Digital HKCo’s Shareholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation of this Agreement or the Proxy, the Company shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to the Company at law or in equity and Digital HKCo’s Shareholder hereby waives any and all equitable defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

(e) Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder.  Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Digital HKCo’s Shareholder without the prior written consent of the Company except in connection with a transfer of Shares permitted by the Lock-up Agreement, and any such assignment or delegation that is not consented to shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(i) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Final Expiration Time, and thereafter there shall be no liability or obligation on the part of Digital HKCo’s Shareholder, provided, that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 5.

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

WIZZARD SOFTWARE CORPORATION

By:	/s/Christopher Spencer
Name: Christopher Spencer
Title: President and CEO

DIGITAL HKCO’S SHAREHOLDER: Universal Entertainment Group Limited

By:	/s/
Name:
Title:

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

WIZZARD SOFTWARE CORPORATION

The undersigned stockholder (“Digital HKCo’s Shareholder”) of Wizzard Software Corporation, a Colorado corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the Board of Directors of the Company as the sole and exclusive attorney and proxy of Digital HKCo’s Shareholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Digital HKCo’s Shareholder is entitled to do so) with respect to all of the Shares of common stock of the Company as defined in the Voting Agreement dated ______________, 2012 (the “Voting Agreement”) to which this Irrevocable Proxy is an exhibit in accordance with the terms of this Irrevocable Proxy. Upon Digital HKCo’s Shareholder’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by Digital HKCo’s Shareholder with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked and Digital HKCo’s Shareholder agrees not to grant any subsequent proxies with respect to such Shares or enter into any agreement or understanding with any Person (as defined in the Share Exchange Agreement (as defined below)) to vote or give instructions with respect to such Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined in Section 1(b) of the Voting Agreement) applicable to such Shares.

Until the Expiration Time applicable to the Shares, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to the terms of the Voting Agreement, and is granted in consideration of the Company entering into that certain Share Exchange Agreement, dated as of April 5, 2012, by and among Digital HKCo’s Shareholder; the Company; Digital Entertainment International Ltd.; Beijing Dingtai Guanqun Culture Co., Ltd.; Beijing FAB Culture Co., Ltd.; and Beijing FAB Digital Entertainment Products Co., Ltd.

The proxies named above, and each of them, are hereby authorized and empowered by Digital HKCo’s Shareholder, at any time prior to the Expiration Time applicable to the Shares, to act as Digital HKCo’s Shareholder’s proxy to vote the Shares, and to exercise all voting and other rights of Digital HKCo’s Shareholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to applicable provisions of the Colorado Statutes), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting.

All authority herein conferred shall survive the death or incapacity of Digital HKCo’s Shareholder and any obligation of Digital HKCo’s Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Digital HKCo’s Shareholder.

[SIGNATURE PAGE FOLLOWS]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Company. This Irrevocable Proxy shall terminate in full, and be of no further force and effect, automatically at the Final Expiration Time as defined in Section 1(b) of the Voting Agreement, and may terminate in part with respect to certain Shares at the Expiration Time or Expiration Times set forth in the Voting Agreement.

Dated:

Universal Entertainment Group Limited

/s/
(Signature of Digital HKCo’s Shareholder)